EXHIBIT 10.11

PROMISSORYNOTE

Borrower:	Eco Science Solutions, Inc. of 1135 Makawao Ave Suite 103-188, Makawao, HI, 96768 (the “Borrower”)

Lender:	Rountree Consulting, Inc. of 300 S. El Camino Real Ste 206, San Clemente, CA, 92672 (the “Lender”)

Principal Amount:	$[*] USD

1.

FOR VALUE RECEIVED, The Borrower promises to pay to the Lender at such address as may be provided in writing to the Borrower, the principal sum of $[*]USD, with interest payable on the unpaid principal at the rate of 1.00 percent per annum, calculated yearly not in advance.

2.	This Note will be repaid in full on [*], 202[*].

3.	At any time while not in default under this Note, the Borrower may pay the outstanding balance then owing under this Note to the Lender without further bonus or penalty.

4.

All costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by the Lender in enforcing this Note as a result of any default by the Borrower, will be added to the principal then outstanding and will immediately be paid by the Borrower.

5.

If any term, covenant, condition or provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties’ intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Note will in no way be affected, impaired or invalidated as a result.

6.	This Note will be construed in accordance with and governed by the laws of the State of California.

7.

This Note will enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the Borrower and the Lender. The Borrower waives presentment for payment, notice of non-payment, protest and notice of protest.

IN WITNESS WHEREOF the Borrower has duly affixed its signature by a duly authorized officer under seal on this [*] day of [*], 202[*].

SIGNED, SEALED, AND DELIVERED this [*] day of [*], 202[*].	Eco Science Solutions, Inc. Per: (SEAL)